Exhibit 99.1

Press Release

Navidea Biopharmaceuticals, Inc. Hires G2G Ventures as Executive Consultants; Chief Medical Officer steps down

Executive Consulting buttresses senior management’s focus on performance and targeted growth. Chief Medical Officer, Michael Rosol, Ph.D., steps down.

DUBLIN, Ohio, March 30, 2023 (BUSINESS WIRE) -- Navidea Biopharmaceuticals, Inc. (NYSE American: NAVB) (“Navidea” or the “Company”), a company focused on the development of precision immunodiagnostic agents and immunotherapeutics, today announces the Company has hired G2G Ventures (G2G) as Executive Consultants to provide executive team support for Navidea’s aggressive growth plans. Separately, Michael Rosol, Ph.D., has stepped down as Chief Medical Officer for the Company.

Supporting the Company’s focus on targeted growth initiatives, Navidea has hired G2G Ventures, a specialized firm led by Dr. Jason Myers, former CEO of ArcherDx and a graduate of the Stanford University School of Medicine (Molecular Pharmacology) with a wealth of experience in creating, leading and growing innovative medical technology companies, as Executive Consultants. G2G Ventures’ hiring will drive the activation of the organization’s visionary objectives by infusing proven growth strategies into business development and operations, enhancing financial reporting capabilities, and leading effective investor communications.

"We are incredibly excited to work with this unique organization.” Dr. Jason Myers, Owner and Founder of G2G Ventures, said. “We have deep expertise in translating technologies into differentiated products, in building infrastructure and rigorous process, and in commercial strategies that drive new market development. We are eager to partner with Navidea to bring their underappreciated technology and assets to the forefront.”

After serving as Chief Medical Officer for the Navidea since 2018, Michael Rosol, Ph.D., has decided to step down to pursue opportunities outside the organization. The role of Chief Medical Officer will be assumed by existing leadership with coordinated support from G2G Ventures. Further, Dr. Rosol will provide transition consulting services to the Company to continue to support its progress and growth.

“We appreciate Dr. Rosol’s contributions towards advancing the science behind our therapeutics and clinical trials,” said Alex Cappello, Navidea’s Chairman of the Board. “We wish him the very best in the next chapter of his career and continue to look ahead with a focus on developing new market growth with the support of our team and our experienced partners in G2G Ventures.

“I am very appreciative of my time at Navidea and am privileged to have worked with the outstanding team at the Company,” said Dr. Rosol. “I continue to be extremely enthusiastic about the science and potential of the Manocept platform to create positive impact in both the therapeutic and diagnostic spaces, including in the advancing Phase IIb and Phase III trials in rheumatoid arthritis.”

About Navidea

Navidea Biopharmaceuticals, Inc. (NYSE American: NAVB) is a biopharmaceutical company focused on the development of precision immunodiagnostic agents and immunotherapeutics. Navidea is developing multiple precision-targeted products based on its Manocept platform to enhance patient care by identifying the sites and pathways of disease and enable better diagnostic accuracy, clinical decision-making, and targeted treatment. Navidea’s Manocept platform is predicated on the ability to specifically target the CD206 mannose receptor expressed on activated macrophages. The Manocept platform serves as the molecular backbone of Tc99m tilmanocept, the first product developed and commercialized by Navidea based on the platform. Navidea’s strategy is to deliver superior growth and shareholder return by bringing to market novel products and advancing the Company’s pipeline through global partnering and commercialization efforts. For more information, visit www.navidea.com.

About G2G Ventures

G2G Ventures is a Colorado-based private equity firm focused on empowering organizations to reach their full potential through investment and consulting services. Specializing in creating long-term partnerships with trusted investors and established businesses, G2G Ventures draws on strong internal balance sheet liquidity, augmented by trusted investor capital, to craft bespoke capital solutions which include private equity investment, venture capital participation, and mezzanine debt options. Beyond financial investment, G2G Ventures provides accretive consulting services to help clarify strategic goals and key performance indicators (KPIs), evolve financial processes, and enhance operational effectiveness. To learn more about how G2G Ventures is a growth partner for enduring business, connect with our team.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Forward-looking statements include our expectations regarding pending litigation and other matters. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things: our history of operating losses and uncertainty of future profitability; the final outcome of any pending litigation; our ability to successfully complete research and further development of our drug candidates; the timing, cost and uncertainty of obtaining regulatory approvals of our drug candidates; our ability to successfully commercialize our drug candidates; dependence on royalties and grant revenue; our ability to implement our growth strategy; anticipated trends in our business; our limited product line and distribution channels; advances in technologies and development of new competitive products; our ability to comply with the NYSE American continued listing standards; our ability to maintain effective internal control over financial reporting; the impact of the current coronavirus pandemic; and other risk factors detailed in our most recent Annual Report on Form 10-K and other SEC filings. You are urged to carefully review and consider the disclosures found in our SEC filings, which are available at http://www.sec.gov or at http://ir.navidea.com.

Investors are urged to consider statements that include the words “will,” “may,” “could,” “should,” “plan,” “continue,” “designed,” “goal,” “forecast,” “future,” “believe,” “intend,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions, as well as the negatives of those words or other comparable words, to be uncertain forward-looking statements.

You are cautioned not to place undue reliance on any forward-looking statements, any of which could turn out to be incorrect. We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this report. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this report may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

Investor Relations Contact

Navidea Biopharmaceuticals, Inc.

Joseph Meyer - Director of Finance and Accounting

jmeyer@navidea.com

(614)-793-7500 X 2370